UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2017

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 20, 2017, Edgar W. Levin notified the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) that he intends to retire from the Board and will not stand for re-election as a director at the Company’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”). Mr. Levin’s term as a director will cease at the conclusion of the 2017 Annual Meeting. Mr. Levin will remain as a director and a member of each committee of the Board to which he was appointed until the end of his term. Mr. Levin’s decision to retire from the Board was not due to any disagreement between Mr. Levin and the Company on any matter relating to the Company’s operations, policies or practices. The Company intends to commence a search for a new director to replace Mr. Levin.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: February 21, 2017	By:	/s/ Kevin Olsen
	Name:	Kevin Olsen
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated February 21, 2017.